Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-132486, No. 333-117016, No. 333-114045, No. 333-111702 and No. 333-73320) and the Registration Statements on Form S-8 (No. 333-118814, No. 333-107896, No. 333-107895, No. 333-71336, No. 333-37638 and No. 333-34130) of ON Semiconductor Corporation of our report dated February 22, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in segment reporting discussed in note 18, as to which the date is December 8, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

December 8, 2006